                                                                       EXHIBIT 4

  STATEMENT SHOWING THE AMOUNT OF THE SINGLE INSURED BOND THAT EACH REGISTRANT WOULD HAVE PROVIDED AND MAINTAINED HAD IT NOT BEEN NAMED AS AN INSURED UNDER A
                               JOINT INSURED BOND

                                               AMOUNT OF THE SINGLE INSURED BOND
                                                   THAT REGISTRANT WOULD HAVE
                                                  PROVIDED AND MAINTAINED HAD
                                                IT NOT BEEN NAMED AS AN INSURED
REGISTRANTS                                        UNDER A JOINT INSURED BOND
-----------                                    ---------------------------------
Columbia Funds Series Trust                                $2,500,000
Columbia Funds Master Investment Trust                     $2,500,000
Columbia Funds Variable Insurance Trust I                  $1,500,000
Banc of America Funds Trust                                $  175,000